CERTIFICATE OF OWNERSHIP AND MERGER

OF

VOYAGER LEARNING COMPANY

(a Delaware corporation)

INTO

PROQUEST COMPANY

(a Delaware corporation)

* * * *

PROQUEST COMPANY a corporation organized and existing under the Delaware General Corporation Law, DOES HEREBY CERTIFY THAT:

    Voyager Learning Company is a business corporation incorporated on June 20, 2007 under the laws of the State of Delaware ("Voyager").

    ProQuest Company is a business corporation incorporated on December 10, 1987 under the laws of the State of Delaware ("ProQuest").

    ProQuest is the owner of all of the outstanding shares of stock of Voyager and Voyager hereby merges itself with and into ProQuest (the "Merger") which shall be the surviving corporation (the "Surviving Corporation").

    The name of the Surviving Corporation shall be changed to "Voyager Learning Company" a Delaware corporation.

    Article First of the Amended and Restated Certificate of Incorporation of the Surviving Corporation is hereby amended to read as follows:

    "FIRST: The name of the corporation is Voyager Learning Company."

    The Board of Directors of ProQuest by unanimous written consent dated June 21, 2007 approved and adopted the following resolutions for the merger of Voyager into ProQuest:

    RESOLVED, that the merger of Voyager with and into ProQuest pursuant to the terms set forth in the Agreement of Merger substantially in the form distributed to the Board of Directors is hereby authorized and approved; and

    FURTHER RESOLVED, that the surviving corporation to the merger shall have the corporate name "Voyager Learning Company;"

    FURTHER RESOLVED, that the officers of ProQuest are authorized and directed to take any and all actions and execute and deliver any and all documents, including a Certificate of Ownership and Merger, necessary or desirable to effect the Merger.

    This Certificate of Ownership and Merger shall be effective at 11:59 p.m. on June 30, 2007.

IN WITNESS WHEREOF, ProQuest Company has caused this Certificate of Ownership and Merger to be signed by an authorized officer, this 26th day of June, 2007.

PROQUEST COMPANY

/s/ Todd W. Buchardt

Title: Senior Vice President